Exhibit 3.1

FORM NO. 6	Registration No. 37132

CERTIFICATE OF INCORPORATION

I hereby in accordance with section 14 of the Companies Act 1981 issue this Certificate of Incorporation and do certify that on the 25th day of July, 2005

Energy XXI Acquisition Corporation (Bermuda) Limited

was registered by me in the Register maintained by me under the provisions of the said section and that the status of the said company is that of an exempted company.

[SEAL]	Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 27th day of July, 2005
/s/ Illegible
for Registrar of Companies